Exhibit (j)(2)

April 28, 2017

RMB Investors Trust 115 South LaSalle, 34th Floor Chicago, Illinois 60603

Re:	RMB Investors Trust Post-Effective Amendment No. 109 File No. 002-17226; Investment Company Act Number 811-00994

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 109 to Registration Statement No. 002-17226.

Very truly yours, VEDDER PRICE P.C.